UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 15, 2021

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On January 15, 2021, Ashford Hospitality Trust, Inc. (“Ashford Trust” or the “Company”) and Ashford Hospitality Limited Partnership, an indirect subsidiary of Company (the “Borrower”) entered into a Credit Agreement (the “Credit Agreement”) with certain funds and accounts managed by Oaktree Capital Management, L.P. (the “Lenders”) and Oaktree Fund Administration, LLC, as administrative agent (the “Administrative Agent”). The Credit Agreement provides that, subject to the conditions set forth therein, the Lenders will make available to the Borrower a senior secured term loan facility comprising of (a) initial term loans (the “Initial Term Loan”) in an aggregate principal amount of $200,000,000, (b) initial delayed draw term loans in an aggregate principal amount of up to $150,000,000 (the “Initial DDTL”) and (c) additional delayed draw term loans in an aggregate principal amount of up to $100,000,000 (the “Additional DDTL,” and together with the Initial Term Loan and the Initial DDTL, collectively, the “Loans”), in each case to fund general corporate operations of the Company and its subsidiaries.

The Loans under the Credit Agreement will bear interest (a) with respect to the Initial Term Loan and the Initial DDTL, at an annual rate equal to 16% for the first two years, reducing to 14% thereafter and (b) with respect to the Additional DDTL, at an annual rate equal to 18.5% for the first two years, reducing to 16.5% thereafter. Interest payments on the Loans will be due and payable in arrears on the last business day of March, June, September and December of each calendar year and the Maturity Date (as defined below). For the first two years following the closing of the Credit Agreement, the Borrower will have the option to pay accrued interest “in kind” by adding such amount of accrued interest to the outstanding principal balance of the Loans (such interest, “PIK Interest”). The initial maturity date of the Credit Agreement (the “Maturity Date”) shall be three years, with two optional one-year extensions subject to satisfaction of certain terms and conditions. The Lenders shall, subject to certain terms, have the ability to make protective advances to the Borrower pursuant to the terms of the Credit Agreement to cure defaults with respect to mortgage and mezzanine-level indebtedness of subsidiaries of the Borrower having principal balances in excess of $400,000,000.

The Loans under the Credit Agreement are subject to prepayment with the net cash proceeds of certain events including asset sales, casualty events, excess proceeds from refinancings of property-level debt and the issuance of indebtedness that is not permitted to be incurred under the Credit Agreement, in certain cases subject to the right of the Borrower to reinvest such net cash proceeds in assets useful to the business or use a portion thereof to fund operating shortfalls at property-level subsidiaries. The Borrower will pay certain customary fees and expenses in connection with the funding of the Loans under the Credit Agreement. Certain prepayments or repayments of the Loans are subject to prepayment premiums as described in the Credit Agreement, including a customary make-whole premium in respect of prepayments made within the first 24 months after the closing of the Credit Agreement.

The Credit Agreement contains certain customary affirmative and negative covenants, subject to certain carve-outs and exceptions, including restrictions upon the ability of the Company to incur debt and liens, make investments and dispositions, and a covenant to maintain not less than $50,000,000 in unrestricted cash. The Credit Agreement also contains customary events of default including (subject to customary grace periods and materiality qualifiers), among others, (a) the failure to re-pay the Loans made under the Credit Agreement when due, (b) the failure to perform or observe any term, covenant or agreement contained in the Credit Agreement and accompanying documents, (c) cross-default to indebtedness of the Borrower having an aggregate principal amount of more than $40,000,000, (d) cross-acceleration to indebtedness of property-level subsidiaries having an aggregate principal amount in excess of $400,000,000 and (e) the institution of insolvency proceedings.

The Company and certain of its subsidiaries that are guarantors have granted liens on substantially all of their assets to the Lenders to secure the obligations under the Credit Agreement, subject to certain exceptions and permitted liens.

Upon the earliest of the repayment in full of the Loans, the final maturity of the Loans under the Credit Agreement or the acceleration of the Loans after an event of default, the Lenders will be entitled to an exit fee (the “Exit Fee”), which, at the election of the Lenders, will be satisfied by either the payment of a cash fee equal to (1) 15% of all Loans advanced plus any outstanding capitalized PIK Interest (which may, subject to certain conditions, at the election of the company, be paid in the form of common stock of the Company) or (2) warrants for the purchase of common stock of the Company equal to 19.9% of all common stock outstanding on the closing date of the Credit Agreement plus 1% multiplied by the quotient obtained by dividing the aggregate amount of all Initial DDTL advances made under the Credit Agreement by $10 million, subject to additional adjustments and conditions as more fully described in the Credit Agreement and the Warrant Certificate included as Exhibit B thereto.

The foregoing description of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is attached to hereto as Exhibit 10.1, and is incorporated herein by reference.

Investor Agreement

In connection with the transactions contemplated by the Credit Agreement, on January 15, 2021, Ashford Trust entered into an Investor Agreement (the “Investor Agreement”) with the Lenders. The Investor Agreement sets forth various arrangements and restrictions with respect to the parties, including, among others, the following:

Board Observers. Until the later of (a) such time as the Loans have been repaid in full and (b) the Lenders beneficially own, in the aggregate, warrants, shares of common stock, par value $0.01 per share, of Ashford Trust (“Common Stock”) or common units of limited partnership interests in the Borrower (“Common Partnership Units”), in each case solely to the extent issued in connection with the payment of the Exit Fee, representing (or convertible, exchangeable, redeemable or exerciseable into) less than fifteen percent (15%) of the total number of shares of Common Stock on a fully diluted basis, the Lenders shall have the right to appoint two (2) observers to the board of directors of Ashford Trust (the “Board”), subject to certain limitations as more fully described in the Investor Agreement.

Standstill. The Investor Agreement includes customary standstill provisions which require that, until the later of (a) such time as the Loans have been repaid in full and the Exit Fee has been paid and (b) the Lenders beneficially own, in the aggregate, warrants, shares of Common Stock, or Common Partnership Units, representing (or convertible, exchangeable, redeemable or exerciseable into) less than ten percent (10%) of the total number of shares of Common Stock on a fully diluted basis, the Lenders will not at any time, nor will they cause or permit any of their affiliates (other than certain excluded affiliates) to (i) acquire shares of Common Stock or securities convertible, exchangeable, redeemable or exercisable into shares of Common Stock or (ii) take certain actions related to, or advise, assist or encourage others to take actions related to, mergers, tender offers, exchange offers, business combinations, restructurings or other extraordinary transactions, and will refrain from taking certain actions related to the calling of meetings, solicitation of proxies, making of proposals or director nominations and other actions of stockholders. The standstill provisions shall terminate thirty (30) days following an uncured event of default under the Credit Agreement or upon the occurrence of a Fundamental Change Event (as defined in the Investor Agreement).

Voting. During the period the Lenders have the right to appoint observers to the Board, they shall cause all shares of Common Stock held to be voted, or following the date the Lenders cease having the right to appoint observers to the Board, they shall cause all shares of Common Stock that represent in excess of nine and eight-tenths percent (9.8%) of the outstanding shares of Common Stock of Ashford Trust to be voted, in each case, (x) in favor of all persons nominated to serve as directors by the Board and against all persons who have not been recommended by the Board and (y) otherwise in accordance with the recommendation of the Board with respect to all other actions, proposals or matters to be voted upon by the stockholders of Ashford Trust. The voting agreements shall terminate thirty (30) days following an uncured event of default under the Credit Agreement or upon the occurrence of a Fundamental Change Event.

Anti-Takeover Covenants. Until the later of (a) such time as the Loans have been repaid in full and (b) the Lenders beneficially own, in the aggregate, warrants, shares of Common Stock, or Common Partnership Units, representing (or convertible, exchangeable, redeemable or exerciseable into) less than ten percent (10%) of the total number of shares of Common Stock on a fully diluted basis, Ashford Trust will not adopt a stockholders rights plan or similar form of “poison pill” arrangement or elect or cause the Company to be subject to any applicable state anti-takeover law, in each case except to the extent the Lenders and their affiliates are expressly exempted.

Preemptive Rights. The Investor Agreement provides the Lenders with a preemptive right in the event Ashford Trust issues and sells shares of Common Stock in certain public offerings and private placements, as more fully described in the Investor Agreement.

The summary of the Investor Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Subordination and Non-Disturbance Agreement

In connection with the transactions contemplated by the Credit Agreement, on January 15, 2021, Ashford Trust entered into a Subordination and Non-Disturbance Agreement (the “SNDA”) with Borrower, Ashford TRS Corporation, Ashford Inc., Ashford Hospitality Advisors LLC, Remington Lodging & Hospitality, LLC, Premier Project Management, LLC, Lismore Capital II LLC (collectively with Ashford Inc., Ashford Hospitality Advisors LLC, Remington Lodging & Hospitality, LLC, Premier Project Management, LLC, and any other affiliate thereof, the “AINC Parties”) and the Administrative Agent pursuant to which the AINC Parties agreed to subordinate to the prior repayment in full of all obligations under the Credit Agreement, (1) prior to the later of (i) the second anniversary of the Credit Agreement and (ii) the date PIK Interest is paid in full, advisory fees (other than reimbursable expenses) in excess of 80% of such fees paid during the fiscal year ended December 31, 2019, (2) any termination fee or liquidated damages amounts under the advisory agreement, or any amount owed under any enhanced return funding program in connection with the termination of the advisory agreement or sale or foreclosure of assets financed thereunder, and (3) any payments to Lismore Capital II LLC in connection with the transactions contemplated by the Credit Agreement.

The summary of the SNDA contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the SNDA, which is filed as Exhibit 10.3 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On January 15, 2021, Ashford Trust issued a press release announcing that it had entered into the Credit Agreement and the other agreements contemplated thereby. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1*	Credit Agreement, dated as of January 15, 2021, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, OPPS AHT Holdings, LLC, ROF8 AHT PT, LLC, Oaktree Phoenix Investment Fund AIF (Delaware), L.P., and Oaktree Fund Administration, LLC, as administrative agent
10.2	Investor Agreement, dated as of January 15, 2021, by and among Ashford Hospitality Trust, Inc., OPPS AHT Holdings, LLC and ROF8 AHT PT, LLC
10.3	Subordination and Non-Disturbance Agreement, dated as of January 15, 2021, by and among Oaktree Fund Administration, LLC as the Administrative Agent and collateral agent on behalf of the Lenders, Ashford Inc., Ashford Hospitality Advisors LLC, Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Remington Lodging & Hospitality, LLC, Premier Project Management, LLC and Lismore Capital II LLC
99.1	Press Release, dated January 15, 2021
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Certain of the schedules to the Credit Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel & Secretary

Date: January 15, 2021